Exhibit 10.9

                              FIRST AMENDMENT TO
                             SPECIAL LOAN AGREEMENT


     This First Amendment to Special Loan Agreement is made and entered into as of February 7, 2000, between HOME-STAKE OIL & GAS COMPANY, an Oklahoma corporation (the "Borrower"), and BANK OF OKLAHOMA, NATIONAL ASSOCIATION, a national banking association (the "Bank").

                                    Recitals

     A. The Borrower and the Bank are parties to that certain Special Loan Agreement dated November 8, 1999 (the "Loan Agreement").

     B. On January 3, 2000, the Borrower executed a new shareholder rights plan to replace its existing shareholder rights plan which expired on such date.

     C. The parties hereto desire to amend the Loan Agreement to reflect the adoption of the new shareholder rights plan.

                                    Agreement

     In   consideration   of  the   foregoing   and  other  good  and   valuable
consideration, the Borrower and the Bank hereby agree as follows:

     1. Paragraph 5.2 of the Loan Agreement is hereby amended to read as follows:

          "5.2 Except as provided in the Rights Agreement dated January 3, 2000, between the Borrower and UMB Bank, N.A., (copies of which have been delivered to the Bank and which have not been modified or amended, as of the date hereof) the Borrower will not declare, pay (except as provided below) or become obligated to declare or pay any dividend on any class of its capital stock now or hereafter outstanding, make any distribution of cash or property to holders of any shares of such stock, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of any class of its capital stock now or hereafter outstanding; provided, however, that if no Event of Default or Default shall then exist, notwithstanding

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     the above,  the Borrower may declare and pay dividends upon its outstanding shares of capital stock not in any fiscal year to exceed fifteen percent (15%) of its net cash from operations, less scheduled payments upon indebtedness to the Bank. For purposes of this Agreement "net cash from operations" shall mean gross income (net of production taxes) paid minus cash paid to suppliers in the normal course of business." 2. Except as amended hereby, the Loan Agreement shall remain in full force and effect as written.

          IN WITNESS WHEREOF, the Borrower and the Bank have executed this First Amendment as of the day and year first above written.

                         HOME-STAKE OIL & GAS COMPANY


                         By    /s/ Robert C. Simpson
                             -----------------------
                             Robert C. Simpson, Chairman of the
                             Board, President and Chief Executive
                               Officer


                         BANK OF OKLAHOMA, NATIONAL
                         ASSOCIATION


                         By    /s/ W. L. Leo Morris
                             -----------------------
                             W.L. Morris, Vice President

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